UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 10, 2024

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

388 Greenwich Street, New York, NY (Address of principal executive offices)		10013 (Zip Code)

(212) 559-1000

(Registrant’s telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 formatted in Inline XBRL:  See Exhibit 99.3

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CITIGROUP INC.

Current Report on Form 8-K

Item 2.02 Results of Operations and Financial Condition.

The fourth quarter of 2023 pretax results for Citigroup Inc. (Citi) were impacted by the following new discrete item:

●	Citi recorded a $1.3 billion reserve build in the quarter related to increases in transfer risk associated with exposures outside the U.S., driven by safety and soundness considerations under U.S. banking law; more specifically, cross-border and cross-currency exposures in Argentina ($720 million), based on prevailing economic trends, currency devaluation and geopolitical risk that may impact Argentina’s ability to sustain external debt service, and in Russia ($580 million) for the prolonged political and economic instability. For additional information on transfer and other country risks, see “Country Risk–Argentina,” “Country Risk– Russia” and “Forward-Looking Statements” in Citi’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 (3Q23 Form 10-Q) and “Risk Factors—Other Risks” in Citi’s 2022 Annual Report on Form 10-K (2022 Form 10-K).

In addition, Citi’s fourth quarter of 2023 pretax results were impacted by the following items previously discussed by Citi, but which have now been finalized, and are being disclosed for transparency purposes:

●	Citi recorded an approximate $1.7 billion charge to operating expenses in the quarter (previously estimated to be up to $1.5 billion in Citi’s 3Q23 Form 10-Q, and subsequently estimated to be approximately $1.65 billion during a recent Citi investor presentation) related to the Federal Deposit Insurance Corporation special assessment. For additional information, see page 6 of Citi’s 3Q23 Form 10-Q.
●	Citi recorded an approximate $880 million translation loss in revenues in Argentina in the quarter, as a result of the recent devaluation of the Argentine peso. This decrease in revenues impacted Services, Markets and Banking (see discussion of these new operating segments in Item 7.01 below). Citi also generated net interest income of approximately $250 million on its net investments in Argentina in the fourth quarter of 2023, which is not included above. For additional information on Argentine-related devaluation risk, see “Country Risk–Argentina, and “Forward-Looking Statements” in Citi’s 3Q23 Form 10-Q and “Risk Factors—Other Risks” in Citi’s 2022 Form 10-K.
●	Citi recorded approximately $780 million in restructuring charges in the quarter, largely driven by severance, non-cash asset impairments and other related charges, as part of Citi’s implementation of its organizational and management simplification initiatives as of year-end 2023. For additional information, see pages 3 and 5 of Citi’s 3Q23 Form 10-Q.

These items will be reflected in Citi’s fourth quarter and full-year 2023 earnings materials to be released on January 12, 2024.

Item 7.01 Regulation FD Disclosure.

As previously disclosed in Citi’s 3Q23 Form 10-Q, Citi indicated it would be making changes to its operating model to simplify the company and further align its organizational structure with its business strategy. As of the fourth quarter of 2023, Citi completed these changes to its operating model, which, among other things, included eliminating the Institutional Clients Group and Personal Banking and Wealth Management operating segments and establishing a new financial reporting structure consisting of five reportable operating segments—Services, Markets, Banking, U.S. Personal Banking and Wealth. Activities not assigned to the reportable operating segments are included in a new All Other category, which consists of Legacy Franchises and Corporate/Other. For additional information on these changes, see page 3 of Citi’s 3Q23 Form 10-Q.

Citi is furnishing, as Exhibit 99.1, the attached Summary Historical Financial Information for the quarterly periods ended March 31, 2021 through September 30, 2023 and the annual periods ended December 31, 2021 and 2022, reflecting the fourth quarter 2023 revision to its financial reporting structure. This Summary Historical Financial Information is being provided to assist with comparability of information to be presented in Citi’s fourth quarter and full-year of 2023 earnings materials.

Citi will also reflect its new financial reporting structure in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Items 2.02 and 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section or incorporated by reference into any filings under the Securities Act of 1933.

As previously announced, Citi’s Chief Executive Officer and Chief Financial Officer will discuss Citi’s fourth quarter earnings, including forward looking outlook and future trajectory, during its January 12, 2024 Earnings Call (call details will be provided in Citi’s January 12, 2024 Earnings Release, as well as on Citi’s website at: https://www.citigroup.com/global/investors).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number

99.1	Citigroup Inc. Summary Historical Financial Information for the quarterly periods ended March 31, 2021 through September 30, 2023 and annual periods ended December 31, 2021 and 2022.

99.2	Citigroup Inc. securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934 as of the filing date.

104.1	See the cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIGROUP INC.

Dated: January 10, 2024
	By:	/s/ Johnbull E. Okpara
Johnbull E. Okpara
Controller and Chief Accounting Officer
(Principal Accounting Officer)